DYNAMICS RESEARCH CORPORATION ANNOUNCES AMENDMENT TO REVOLVING
                              CREDIT FACILITY


     Andover, Massachusetts, October 5, 1999 - Dynamics Research Corporation (NASDAQ:DRCO) reported that on September 30, 1999 it has completed a new revolving credit with its banks. The new agreement provides for borrowing of up to $35,000,000, based on assets consisting of inventory, receivables and real estate. The Company granted the banks security in all its assets. The credit agreement will be in effect until January
31, 2000 by which date the Company plans to have alternate financing.
The Company's outstanding balance on October 1 was $22,300,000.

     Dynamics Research Corporation develops and operates computer and communication-intensive information systems provides engineering and management support services, and produces precision manufactured components for industrial measurement and control. For more information, visit Dynamics Research Corporation's website at www.drc.com.

     Safe harbor statement under the Private Securities Litigation
Reform Act of 1995: Certain statements in this press release relating to efforts to obtain financing for the Company in the future are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Among these risks and uncertainties are the success of efforts by the Company, negotiations and actions by banks that may consider providing future financing, the Company's future financial performance and other factors described in our Form 10-K for the year ended December 31, 1998 and other filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.